Exhibit 10.14

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C.

In the Matter of

FIRST STATE BANK

SARASOTA, FLORIDA

(INSURED STATE NONMEMBER BANK)

SUPERVISORY PROMPT CORRECTIVE ACTION DIRECTIVE

FDIC-2009-333-PCAS

The FEDERAL DEPOSIT INSURANCE CORPORATION (“FDIC”) having determined that FIRST STATE BANK, SARASOTA, FLORIDA (“Bank”), is a Critically Undercapitalized insured depository institution as that term is defined in section 38(b)(1)(E) of the Federal Deposit Insurance Act (“Act”), 12 U.S.C. §1831o(b)(1)(E), and section 325.103(a)(5) of the FDIC Rules and Regulations, 12 C.F.R. §325.103(a)(5), based upon the FDIC Examination of the Bank as of March 31, 2009, the ratio of tangible equity to total assets is not higher than 1.59%, and having determined that to carry out the purposes of section 38 of the Act, 12 U.S.C. §1831o, it is necessary to issue this SUPERVISORY PROMPT CORRECTIVE ACTION DIRECTIVE (“DIRECTIVE”) without a NOTICE OF INTENT TO ISSUE A SUPERVISORY PROMPT CORRECTIVE ACTION DIRECTIVE detailing the actions which will be required to be taken by the Bank and/or proscriptions which will be imposed on the Bank pursuant to section 38 of the Act, 12 U.S.C. §18310, and section 308.201(a) of the FDIC’s Rules of Practice and Procedure, 12 C.F.R. §308.201(a), the FDIC hereby issues this DIRECTIVE pursuant to section 38 of the Act, 12 U.S.C. §1831o, and section 308.201(a)(2) of the FDIC’s Rules of Practice and Procedure, 12 C.F.R. §308.201(a)(2).

SUPERVISORY PROMPT CORRECTIVE ACTION DIRECTIVE

1. IT IS HEREBY DIRECTED,

(a) That within 90 days of the effective date of this DIRECTIVE, the Bank shall increase the volume of capital to a level sufficient to restore the Bank to a total risk-based capital ratio of 10.0% and a leverage capital ratio of 8.0%.

(b) Any increase in tier 1 capital necessary to meet the requirements of this DIRECTIVE may be accomplished by the following:

(i) the sale of common stock; or

(ii) the sale of noncumulative perpetual preferred stock; or

(iii) the direct contribution of cash by the board of directors and/or shareholders of the Bank; or

(iv) any other means acceptable to the Regional Director of the Atlanta Office (“Regional Director”) of the FDIC, or

(v) any combination of the above means.

(c) Any increase in tier 1 capital necessary to meet the requirements of this DIRECTIVE may not be accomplished through a deduction from the Bank’s allowance for loan and lease losses.

2. IT IS FURTHER DIRECTED,

(a) If all or part of the increase in tier 1 capital required under this DIRECTIVE involves an offering, other than an offering deemed not to be a public securities offering, pursuant to 17 C.F.R. §230.506 or as hereafter amended, of the Bank’s securities (including a distribution limited only to the Bank’s existing shareholder), the Bank shall prepare detailed offering materials fully describing the securities being offered, including an accurate description of the financial condition of the Bank and of this DIRECTIVE as well as the circumstances giving rise to the offering, and any other material disclosures necessary to comply with the Federal securities laws. Prior to the sale of the securities, and, in any event, not less than 20 days prior to the dissemination of such materials, the materials used in the sale of the securities shall be submitted to the FDIC, Accounting and Securities Disclosure Section, 550 17th Street, N.W., Washington, D.C. 20429, for review. Any changes requested in the materials by the FDIC shall be made prior to their dissemination. In addition, any terms and conditions of the issue of new securities shall be submitted to the Regional Director for prior approval.

(b) In complying with the provisions of this DIRECTIVE, the Bank shall provide to any subscriber and/or purchaser of Bank stock, written notice of any planned or existing development or other change which is materially different used in connection with the sale of Bank securities. The written notice required by this paragraph shall be furnished within 10 days from the date such material development or change was planned or occurred; whichever is earlier, to every purchaser and/or subscriber of Bank stock who received or was tendered the information contained in the Bank’s original offering materials.

(c) For purposes of this DIRECTIVE, the terms “leverage ratio”, “tier 1 capital”, and “total assets” shall have the same meanings as in section 325.4(m), (v), and (x), 12 C.F.R. §325.2(m), (v), and (x).

3. IT IS FURTHER DIRECTED, that in the event the Bank does not increase its tier 1 capital in accordance with the requirements of paragraph 1 of this DIRECTIVE, pursuant to section 38(e)(2) of the Act, 12 U.S.C. §1831o(e)(2), the Bank shall immediately take any necessary action to result in the Bank’s: (i) acquisition by another depository institution holding company or (ii) merger with another depository institution.

4. IT IS FURTHER DIRECTED, that within 14 days of the receipt of this DIRECTIVE, the Bank shall submit an acceptable capital restoration plan to the Regional Director. The Bank’s capital restoration plan shall meet the requirements of 12 C.F.R. §325.104 and expressly provide, among other things, that at a minimum the Bank shall restore and maintain its capital to the levels identified in Paragraph 1.

5. IT IS FURTHER DIRECTED, that the Bank shall comply with all prompt corrective action provisions mandated by section 38 of the Act, 12 U.S.C. §1831o, including but not limited to the following:

(a) restrictions on capital distributions pursuant to section 38(d)(1) of the Act, 12 U.S.C. 1831o(d)(1);

(b) restrictions on payment of management fees pursuant to section 38(d)(2) of the Act, 12 U.S.C. §1831o(d)(2);

(c) restrictions on asset growth pursuant to section 38(e)(3) of the Act, 12 U.S.C. §1831o(e)(3);

(d) obtaining requisite prior approval by the FDIC, pursuant to section 38 of the Act, 12 U.S.C. §1831o, before the Bank directly or indirectly;

(i) enters into any material transaction other than in the usual course of business, including any investment, expansion, acquisition, sale of assets, or other similar action with respect to which the Bank is required to provide notice to the appropriate Federal banking agency;

(ii) acquires any interest in any company or insured depository institution;

(iii) establishes or acquires any additional branch office; or

(iv) engages in any new line of business;

(v) extends credit for any highly leveraged transaction;

(vi) amends the Bank’s charter or bylaws, except to the extent necessary to carry out any other requirement of any law, regulation, or order;

(vii) engaging in any “covered transaction” and defined by 12 C.F.R. §371c(b).

(vii) makes any material change in the Bank’s accounting methods;

(viii) pays excessive compensation or bonuses; or

(ix) makes any principal or interest payment on subordinated debt beginning 60 days after becoming critically undercapitalized.

6. IT IS FURTHER DIRECTED that:

(a) Pursuant to 12 C.F.R. §337.6(b), during the period this DIRECTIVE is in effect, the Bank shall not solicit or accept any deposits at any interest rate which provides an effective yield that exceeds by more than 75 basis points the prevailing effective yields on deposits of comparable amounts and maturities:

(i) in the Bank’s normal market area; or

(ii) in the market area in which such deposits are solicited or accepted.

(b) The requirement in paragraph 6(a) of this DIRECTIVE, which restricts interest rates on deposits, shall not apply to interest rates on deposits accepted before (and not renewed or renegotiated after) the effective date of this DIRECTIVE.

(c) For purposes of this DIRECTIVE, the terms “effective yield” and “market area” shall have the same meaning as in section 337.6(b)(4) of the FDIC Rules and Regulations, 12 C.F.R. §337.6(b)(4).

7. IT IS FURTHER DIRECTED that:

(a) upon the effective date of this DIRECTIVE, the Bank shall send to its shareholders a description of the DIRECTIVE (i) in conjunction with the Bank’s next shareholder communication, and also (ii) in conjunction with its notice or proxy statement preceding the Bank’s next shareholder meeting. The description shall fully describe the DIRECTIVE in all material respects. The description and any accompanying communication, statement, or notice shall be sent to the FDIC, Accounting and Securities Disclosure Section, 550 17th Street, N.W., Washington, D.C. 20429, for review at least 20 days prior to dissemination to shareholders. Any changes requested to be made by the FDIC shall be made prior to dissemination of the description, communication, notice or statement.

8. IT IS FURTHER DIRECTED that this DIRECTIVE shall become effective immediately upon its receipt by the Bank.

9. IT IS FURTHER DIRECTED that the provisions of this DIRECTIVE shall be binding upon the Bank, its institution-affiliated parties, successors and assigns.

10. IT IS FURTHER DIRECTED that the provisions of this DIRECTIVE shall remain effective and enforceable until the Bank has achieved a total risk-based capital ratio of 10% and a tier 1 leverage capital ratio of 8.0% on average for four consecutive calendar quarters, except to the extent that any provision has been modified, terminated, suspended, or set aside by the FDIC.

11. IT IS FURTHER DIRECTED that, by the 15th day of the month following the effective date of the DIRECTIVE, and by the 15th day of every month thereafter, the Bank shall provide written reports to the Regional Director specifically detailing the extent of the Bank’s compliance with the DIRECTIVE and further specifically detailing the required corrective actions being taken by the Bank to secure full compliance with the DIRECTIVE.

Pursuant to section 308.201(a)(2) of the FDIC’s Rules of Practice and Procedure, 12 C.F.R. §308.201(a)(2), the Bank may submit a written appeal of the DIRECTIVE to the FDIC. Such an appeal must be received by the FDIC within 14 calendar days of the issuance of the DIRECTIVE. The appeal should include:

(a)	an explanation why the DIRECTIVE is not an appropriate exercise of discretion under section 38 of the Act, 12 U.S.C. §1831o;

(b)	any recommended modification of the DIRECTIVE; and

(c)	any other relevant information, mitigating circumstances, documentation, or other evidence in support of the position of the Bank regarding the DIRECTIVE.

The appeal shall be filed with Doreen R. Eberley, Acting Regional Director (Supervision), Federal Deposit Insurance Corporation, Atlanta Regional Office, 10 Tenth Street, Suite 800, Atlanta, Georgia 30309, with a copy to Andrea Fulton Toliver, Regional Counsel (Supervision), Federal Deposit Insurance Corporation, Atlanta Regional Office, 10 Tenth Street, Suite 800, Atlanta, Georgia 30309. The FDIC shall consider any such appeal, if filed in a timely manner, within 60 days of receiving the appeal. While the appeal is pending, the DIRECTIVE shall remain in effect unless the FDIC, in its sole discretion, shall stay the effectiveness of the DIRECTIVE.

Pursuant to delegated authority.

Dated this 9th day of July, 2009.

/s/ Doreen R. Eberley
Dorreen R. Eberley
Acting Regional Director
Division of Supervision and Consumer Protection